Exhibit 99.1

SPANISH BROADCASTING SYSTEM, INC. REPORTS

RESULTS FOR THE THIRD QUARTER 2014

MIAMI, FLORIDA, November 14, 2014 – Spanish Broadcasting System, Inc. (the “Company” or “SBS”) (NASDAQ: SBSA) today reported financial results for the three- and nine-months ended September 30, 2014.

Financial Highlights

	Quarter Ended			Nine-Months Ended
	September 30,		%	September 30,		%
(in thousands)	2014	2013	Change	2014	2013	Change
Net revenue:
Radio	$32,713	35,428	(8%)	$98,177	100,634	(2%)
Television	3,565	5,654	(37%)	11,767	15,618	(25%)
Consolidated	$36,278	41,082	(12%)	$109,944	116,252	(5%)
OIBDA, a non-GAAP measure*:
Radio	$12,151	13,571	(10%)	$36,094	41,029	(12%)
Television	(714)	117	NA	(1,535)	68	NA
Corporate	(2,098)	(2,371)	(12%)	(7,546)	(7,413)	2%
Consolidated	$9,339	11,317	(17%)	$27,013	33,684	(20%)
*	Please refer to the Non-GAAP Financial Measures section for a definition of OIBDA and a reconciliation from OIBDA to the most directly comparable GAAP financial measure.

Discussion and Results

“During the third quarter, we continued to execute our plan to support our market leading stations and strengthen our multi-media platform to position our company for long-term growth,” commented Raúl Alarcón, Jr., Chairman and CEO. “Our radio station clusters continue to rank among the most successful media properties serving the Spanish-speaking population in the nation’s largest Hispanic media markets. Building on our strong station brands, we are continuing to invest in our radio network and digital assets, in an effort to expand our audience nationally and compete for a larger pool of advertising dollars. We are pleased with our progress to date and believe our efforts will lead to improved results in the year ahead.”

Quarter Results

For the quarter-ended September 30, 2014, consolidated net revenues totaled $36.3 million compared to $41.1 million for the same prior year period, resulting in a decrease of $4.8 million or 12%. Our radio segment net revenues decreased $2.7 million or 8%, due to decreases in national, local and barter sales, which were partially offset by an increase in network sales. Our national sales decrease occurred throughout most of our markets, with the exception of our Puerto Rico market. Our local sales decreased in our Los Angeles, Puerto Rico and Miami markets and the decrease in barter sales occurred throughout most of our markets, with the exception of our Puerto Rico and Chicago markets. Our network sales increase was directly related to our new “AIRE Radio Networks” advertising platform, which we launched on January 1, 2014. Our television segment net revenues decreased $2.1 million or 37%, due to the decreases in special events revenue, paid-programming, and local and national spot sales.

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Consolidated OIBDA, a non-GAAP measure, totaled $9.3 million compared to $11.3 million for the same prior year period, representing a decrease of $2.0 million or 17%. Our radio segment OIBDA decreased $1.4 million or 10%, primarily due to the decrease in net revenues of $2.7 million, partially offset by the decrease in operating expenses of $1.3 million. Radio station operating expenses decreased mainly due to decreases in local and national commissions, legal settlements, barter expenses, music license fees, and compensation and benefits. Offsetting these decreases were expenses related to our new AIRE Radio Networks such as network-affiliate station compensation and employee compensation and benefits. Our television segment OIBDA decreased $0.8 million, due to the decrease in net revenues of $2.1 million, partially offset by the decrease in operating expenses of $1.3 million. Television station operating expenses decreased primarily due to decreases in special events expenses, taxes & licenses, ratings services and professional fees, which were offset by an increase in the allowance for doubtful accounts. Our corporate expenses decreased $0.3 million or 12%, mostly due to a decrease in professional fees.

Operating income totaled $8.1 million compared to $10.2 million for the same prior year period, representing a decrease of $2.1 million or 21%. This decrease in operating income was primarily due to the decrease in net revenues, which was partially offset by a decrease in operating expenses.

Nine-Months Ended Results

For the nine-months ended September 30, 2014, consolidated net revenues totaled $109.9 million compared to $116.2 million for the same prior year period, resulting in a decrease of $6.3 million or 5%. Our television segment net revenues decreased $3.8 million or 25%, due to the decreases in special events revenue, paid-programming and national spot sales. Our radio segment net revenues decreased $2.5 million or 2%, due to the decreases in national sales and special events revenue, which were offset by increases in local and network sales. Our national sales decrease occurred throughout all of our markets, and our special events revenue decreased in our Puerto Rico, Chicago and Miami markets. The increase in local sales occurred throughout most of our markets, with the exception of our Miami and Los Angeles markets. Our network sales increase was directly related to our new “AIRE Radio Networks” advertising platform, which we launched on January 1, 2014.

Consolidated OIBDA, a non-GAAP measure, totaled $27.0 million compared to $33.7 million for the same prior year period, representing a decrease of $6.7 million or 20%. Our radio segment OIBDA decreased $4.9 million or 12%, primarily due to the decrease in net revenues of $2.5 million and the increase in operating expenses of $2.4 million. Radio station operating expenses increased mainly due to expenses related to our new AIRE Radio Networks such as network-affiliate station compensation and employee compensation and benefits, and special event expenses, professional fees, and music licenses fees. Our television segment OIBDA decreased $1.6 million, due to the decrease in net revenues of $3.8 million, which were partially offset by the decrease in station operating expenses of $2.2 million. Television station operating expenses decreased primarily due to decreases in special event expenses and rating services, which were partially offset by increases in production costs and professional fees. Our corporate expenses increased by $0.1 million or 2%, mostly due to an increase in compensation and benefits, which was offset by a decrease in professional fees and travel & entertainment expenses.

Operating income totaled $24.5 million compared to $28.9 million for the same prior year period, representing a decrease of $4.4 million or 15%. This decrease in operating income was primarily due to the decrease in net revenues.

Third Quarter 2014 Conference Call

We will host a conference call to discuss our third quarter 2014 financial results on Monday, November 17, 2014 at 11:00 a.m. Eastern Time. To access the teleconference, please dial 412-317-6789 ten minutes prior to the start time.

If you cannot listen to the teleconference at its scheduled time, there will be a replay available through Monday, December 1, 2014, which can be accessed by dialing 877-344-7529 (U.S.) or 412-317-0088 (Int’l), passcode: 10056234.

There will also be a live webcast of the teleconference, located on the investor portion of our corporate Web site, at www.spanishbroadcasting.com/webcasts.shtml . A seven day archived replay of the webcast will also be available at that link.

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About Spanish Broadcasting System, Inc.

Spanish Broadcasting System, Inc. is the largest publicly traded Hispanic-controlled media and entertainment company in the United States. SBS owns and/or operates 20 radio stations located in the top U.S. Hispanic markets of New York, Los Angeles, Miami, Chicago, San Francisco and Puerto Rico, airing the Spanish Tropical, Regional Mexican, Spanish Adult Contemporary, Top 40 and Latin Rhythmic format genres. The Company also owns and operates MegaTV, a television operation with over-the-air, cable and satellite distribution and affiliates throughout the U.S. and Puerto Rico. SBS also produces live concerts and events and owns 21 bilingual websites, including www.LaMusica.com, a bilingual Spanish-English online site providing content related to Latin music, entertainment, news and culture. The Company’s corporate Web site can be accessed at www.spanishbroadcasting.com.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Factors that could cause actual results, events and developments to differ are included from time to time in the Company’s public reports filed with the Securities and Exchange Commission. All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

(Financial Table Follows)

Contacts:

Analysts and Investors	Analysts, Investors or Media
José I. Molina	Brad Edwards
Vice President of Finance	Brainerd Communicators, Inc.
(305) 441-6901	(212) 986-6667

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Below are the Unaudited Condensed Consolidated Statements of Operations for the three- and nine-months ended September 30, 2014 and 2013.

	Three-Months Ended		Nine-Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Amounts in thousands, except per share amounts	(Unaudited)		(Unaudited)
Net revenue	$36,278	41,082	$109,944	116,252
Station operating expenses	24,841	27,394	75,385	75,155
Corporate expenses	2,098	2,371	7,546	7,413
Depreciation and amortization	1,272	1,237	3,806	3,911
(Gain) loss on the disposal of assets, net	—	(3)	(1,204)	(25)
Impairment charges and restructuring costs	(30)	(136)	(103)	889
Operating income	8,097	10,219	24,514	28,909
Interest expense, net	(9,927)	(9,924)	(29,797)	(29,794)
Dividends on Series B preferred stock classified as interest expense	(2,433)	—	(7,300)	—
(Loss) income before income taxes	(4,263)	295	(12,583)	(885)
Income tax expense	402	189	1,402	512
Net (loss) income	(4,665)	106	(13,985)	(1,397)
Dividends on Series B preferred stock	—	(2,482)	—	(7,446)
Net loss applicable to common stockholders	$(4,665)	(2,376)	$(13,985)	(8,843)
Net loss per common share:
Basic & Diluted	$(0.64)	(0.33)	$(1.92)	(1.22)
Weighted average common shares outstanding:
Basic & Diluted	7,267	7,267	7,267	7,267

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Non-GAAP Financial Measures

Operating Income (Loss) before Depreciation and Amortization, (Gain) Loss on the Disposal of Assets, net, and Impairment Charges and Restructuring Costs (“OIBDA”) is not a measure of performance or liquidity determined in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States. However, we believe that this measure is useful in evaluating our performance because it reflects a measure of performance for our stations before considering costs and expenses related to our capital structure and dispositions. This measure is widely used in the broadcast industry to evaluate a company’s operating performance and is used by us for internal budgeting purposes and to evaluate the performance of our stations, segments, management and consolidated operations. However, this measure should not be considered in isolation or as a substitute for Operating Income, Net Income, Cash Flows from Operating Activities or any other measure used in determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because OIBDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures used by other companies.

Included below are tables that reconcile OIBDA to operating income (loss) for each segment and consolidated operating income (loss), which is the most directly comparable GAAP financial measure.

	Quarter Ended September 30, 2014
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$9,339	12,151	(714)	(2,098)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,272	487	684	101
(Gain) loss on the disposal of assets, net	—	—	—	—
Impairment charges and restructuring costs	(30)	—	—	(30)
Operating Income (Loss)	$8,097	11,664	(1,398)	(2,169)

	Quarter Ended September 30, 2013
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$11,317	13,571	117	(2,371)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	1,237	470	692	75
(Gain) loss on the disposal of assets, net	(3)	(3)	—	—
Impairment charges and restructuring costs	(136)	—	—	(136)
Operating Income (Loss)	$10,219	13,104	(575)	(2,310)

	Nine-Months Ended September 30, 2014
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$27,013	36,094	(1,535)	(7,546)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	3,806	1,468	2,066	272
(Gain) loss on the disposal of assets, net	(1,204)	(1,204)	—	—
Impairment charges and restructuring costs	(103)	—	—	(103)
Operating Income (Loss)	$24,514	35,830	(3,601)	(7,715)

	Nine-Months Ended September 30, 2013
(Unaudited and in thousands)	Consolidated	Radio	Television	Corporate
OIBDA	$33,684	41,029	68	(7,413)
Less expenses excluded from OIBDA but included in operating income (loss):
Depreciation and amortization	3,911	1,462	2,227	222
(Gain) loss on the disposal of assets, net	(25)	(12)	—	(13)
Impairment charges and restructuring costs	889	86	1,000	(197)
Operating Income (Loss)	$28,909	39,493	(3,159)	(7,425)

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Unaudited Segment Data

We have two reportable segments: radio and television. The following summary table presents separate financial data for each of our operating segments:

	Quarter Ended		Nine-Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net revenue:	(In thousands)		(In thousands)
Radio	$32,713	35,428	98,177	100,634
Television	3,565	5,654	11,767	15,618
Consolidated	$36,278	41,082	109,944	116,252
Engineering and programming expenses:
Radio	$5,508	6,086	15,938	15,795
Television	2,398	2,355	7,054	6,393
Consolidated	$7,906	8,441	22,992	22,188
Selling, general and administrative expenses:
Radio	$15,054	15,771	46,145	43,810
Television	1,881	3,182	6,248	9,157
Consolidated	$16,935	18,953	52,393	52,967
Corporate expenses:	$2,098	2,371	7,546	7,413
Depreciation and amortization:
Radio	$487	470	1,468	1,462
Television	684	692	2,066	2,227
Corporate	101	75	272	222
Consolidated	$1,272	1,237	3,806	3,911
(Gain) loss on the disposal of assets, net:
Radio	$—	(3)	(1,204)	(12)
Television	—	—	—	—
Corporate	—	—	—	(13)
Consolidated	$—	(3)	(1,204)	(25)
Impairment charges and restructuring costs:
Radio	$—	—	—	86
Television	—	—	—	1,000
Corporate	(30)	(136)	(103)	(197)
Consolidated	$(30)	(136)	(103)	889
Operating income (loss):
Radio	$11,664	13,104	35,830	39,493
Television	(1,398)	(575)	(3,601)	(3,159)
Corporate	(2,169)	(2,310)	(7,715)	(7,425)
Consolidated	$8,097	10,219	24,514	28,909

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Selected Unaudited Balance Sheet Information and Other Data:

As of
(Amounts in thousands)	September 30, 2014
Cash and cash equivalents	$30,770
Total assets	$461,394
12.5% Senior Secured Notes due 2017, net	$270,258
Other debt	5,343
Total debt	$275,601
Series B preferred stock	$90,549
Accrued Series B preferred stock dividends payable	43,397
Total	$133,946
Total stockholders’ deficit	$(68,287)
Total capitalization	$341,260

	For the Nine-Months Ended September 30,
	2014	2013
Capital expenditures	$1,868	1,469
Cash paid for income taxes	$358	—